Exhibit 99.1

Contact:  Nadine Padilla

VP, Corporate & Investor Relations

858-805-2820

npadilla@biosite.com

May 17, 2006

BIOSITE® INCORPORATED TO WITHDRAW TRIAGE® STROKE PANEL PMA

Company to initiate additional trial for new submission

SAN DIEGO – Biosite® Incorporated today said that it intends to voluntarily withdraw its Premarket Approval (PMA) application for the Triage® Stroke Panel, currently on hold with the U.S. Food and Drug Administration (FDA). As previously disclosed by the Company, Biosite also intends to begin planning for an additional clinical study to potentially support a new U.S. regulatory submission for the product. The Company originally submitted the PMA for the Triage Stroke Panel to the FDA in January 2005, and had been preparing to submit additional information to the FDA for the pending PMA.

“Withdrawing the PMA submission will allow us the time and flexibility to tailor a clinical trial strategy that improves the prospects for U.S. regulatory approval and commercial success of the Triage Stroke Panel,” said Kim Blickenstaff, chairman and chief executive officer. “We believe that continuing with the existing PMA would have been a lengthy process requiring the commitment of significant energy and resources, both at Biosite and the FDA.  For Biosite, these resources can now be applied more efficiently across our entire pipeline of potential new products, including the Triage Stroke Panel.”

According to the Company, the FDA’s questions primarily centered on methodological issues in the clinical trial supporting the PMA and the performance of the product for the proposed indication of use.

“Our initial trial was complicated by the variability in stroke care among our trial sites,” said Blickenstaff.  “From a resource and knowledge standpoint, we believe we are better prepared today to design and complete effective clinical studies for the Triage Stroke Panel and other potential products.”

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Before commencing a new clinical trial for the Triage Stroke Panel, the Company intends to complete its analysis of data related to the Triage Stroke Panel that were collected during the course of the PMA submission, as well as additional information from the Company’s ongoing research in the field of stroke. After the Company has completed that process, it intends to work with thought leaders to design a new clinical trial to support a potential future regulatory submission to the FDA. The timing and duration of a future clinical trial for stroke is currently being studied.

About Biosite Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. Biosite’s Triage® rapid diagnostics are used in more than 50 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Forward Looking Statements

This press release contains forward-looking statements about Biosite’s Triage Stroke Panel, including statements concerning potential future clinical studies and FDA submissions related to that product, and Biosite’s ability to design and complete effective clinical trials for other products currently in development.  However, there are risks and uncertainties in the process of development, clinical trials and regulatory review.  There are no guarantees that clinical trials for the Triage Stroke Panel or other products currently in development by Biosite will be completed on a timely basis or at all, that any of those products will perform as expected, or that regulatory approvals will be received.  For further discussion of these and other risks and uncertainties that could cause Biosite’s actual results to differ materially from those expressed or implied by the forward-looking statements in this release, see Biosite’s filings with the United States Securities and Exchange Commission, including the Company’s most recent quarterly report on Form 10-Q. Biosite undertakes no duty to update forward-looking statements.

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Biosite®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated.